                                                                     EXHIBIT 5.1

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                 SIDLEY AUSTIN LLP    BEIJING       GENEVA        SAN FRANCISCO
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                                      FOUNDED 1866

                                 March 30, 2006

Merrill Lynch Mortgage Investors, Inc.
4 World Financial Center
250 Vesey Street
New York, New York 10080

                  Re:      ML-CFC Commercial Mortgage Trust 2006-1
                           Commercial Mortgage Pass-Through Certificates,
                           Series 2006-1
                           ----------------------------------------------

Ladies and Gentlemen:

                  We have acted as special counsel to Merrill Lynch Mortgage
Investors, Inc. (the "Depositor") in connection with:

                  (i) the creation of a common law trust (the "Trust") and the issuance of the ML-CFC Commercial Mortgage Trust 2006-1, Commercial
         Mortgage Pass-Through Certificates, Series 2006-1 (the "Certificates"),
         consisting of multiple classes designated Class A-1, Class A-2, Class
         A-3, Class A-3FL, Class A-3B, Class A-SB, Class A-4, Class A-1A, Class
         AM, Class AJ, Class AN-FL, Class B, Class C, Class D, Class E, Class F,
         Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P,
         Class Q, Class X, Class R-I, Class R-II and Class Z, pursuant to the
         Pooling and Servicing Agreement, dated as of March 1, 2006 (the
         "Pooling and Servicing Agreement"), between the Depositor as depositor,
         Wachovia Bank, National Association as master servicer, Midland Loan
         Services, Inc. as special servicer and LaSalle Bank National
         Association as trustee;

                  (ii) the transfer of certain multifamily and commercial
         mortgage loans (collectively, the "Mortgage Loans") by the Depositor to the Trust, pursuant to the Pooling and Servicing Agreement, in exchange for the issuance of the Certificates at the direction of the Depositor;
         and

                  (iii) the sale by the Depositor, and the purchase by Merrill
         Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch"),
         Countrywide Securities Corporation ("CSC"), EHY Securities (USA), LLC,
         Banc of America Securities LLC, Morgan Stanley & Co. Incorporated and
         Goldman, Sachs & Co. (collectively in such capacity, the
         "Underwriters"), of the Class A-1, Class A-2, Class A-3, Class A-3FL,
         Class A-3

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Merrill Lynch Mortgage Investors, Inc.
December 16 , 2005

         Class A-SB, Class A-4, Class A-1A, Class AM, Class AJ, Class B, Class C
         and Class D Certificates (collectively, the "Publicly Offered
         Certificates"), pursuant to the Underwriting Agreement, dated as of
         March 22, 2006 (the "Underwriting Agreement"), between the Depositor and Merrill Lynch, for itself and as representative of the other
         Underwriters.

                  In the course of our acting as special counsel to the
Depositor as described above, we prepared or reviewed the Pooling and Servicing
Agreement and the Underwriting Agreement (together, the "Agreements").
Capitalized terms not defined herein have the respective meanings set forth in the Pooling and Servicing Agreement and, to the extent not defined therein, in the Underwriting Agreement.

                  In addition, we have reviewed or been involved in the
preparation of the following documents:

                  (a) the Prospectus Supplement, dated March 22, 2006 (the
         "Prospectus Supplement"), specifically relating to the Publicly Offered
         Certificates and the Trust;

                  (b) the Prospectus, dated March 22, 2006, relating to publicly offered mortgage-backed securities, including mortgage pass-through certificates evidencing interests in trust funds established by the
         Depositor; and

                  (c) the registration statement on Form S-3 (No. 333- 126218)
         (the "Registration Statement") filed with the Securities and Exchange
         Commission (the "Commission").

                  For purposes of rendering the opinions set forth below, we have also examined originals or copies, certified or otherwise identified to our satisfaction, of such other documents and records as we have deemed relevant or necessary as the basis for the opinions set forth below; we have obtained such certificates from and made such inquiries of officers and representatives of the parties to the Agreements and public officials as we have deemed relevant or necessary as the basis for such opinions; and we have relied upon, and assumed the accuracy of, such other documents and records, such certificates and the statements made in response to such inquiries, with respect to the factual matters upon which such opinions are based. We have also assumed (i) the truthfulness and accuracy of each of the representations and warranties as to factual matters contained in the Agreements, (ii) the legal capacity of natural persons, (iii) the genuineness of all signatures, (iv) the authenticity of all documents submitted to us as originals, (v) the conformity to authentic originals of all documents submitted to us as certified, conformed or photostatic copies, (vi) the due organization of each of the parties to the
Agreements and the valid existence of each such party in good standing under the laws of its jurisdiction of organization, (vii) the power and authority of all parties to the Agreements to enter into, perform under and consummate the transactions contemplated by the Agreements, without any resulting conflict with or violation of the organizational documents of any such party or with or of any

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Merrill Lynch Mortgage Investors, Inc.
December 16 , 2005

law, rule, regulation, order, writ or decree applicable to any such party or its assets, and without any resulting default under or breach of any other agreement or instrument by which any such party is bound or which is applicable to it or its assets, (viii) the due authorization by all necessary action, and the due execution and delivery, of each of the Agreements by all parties thereto,
(ix) that each of the Agreements is the legal, valid and binding obligation of each party thereto, enforceable against such party in accordance with its terms,
(x) the compliance with the Agreements by all parties thereto, (xi) the absence of any other agreement that supplements or otherwise modifies the express terms of the Agreements, and (xii) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates that we have reviewed.

                  Based upon and subject to the foregoing, we are of the opinion that the Publicly Offered Certificates have been legally issued and are fully paid and non-assessable.

                  We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the use of our name under the heading "Legal Matters" in the Prospectus Supplement. In giving such consent, we do not consider that we are "experts", within the meaning of the term as used in the Act or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

                  We express no opinion as to any laws other than the laws of the State of New York and do not express any opinion, either implicitly or otherwise, on any issue not expressly addressed above.

                                                Very truly yours,

                                                /s/ Sidley Austin LLP